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                                                                EXHIBIT NO. 23.4



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-75882) of Millennium Pharmaceuticals, Inc. for the registration of 78,472,941 shares of its common stock and to the incorporation by reference therein of our report dated January 22, 2001, with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP

Boston, Massachusetts
January 7, 2002